SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

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   14a-12

                      Maui Land & Pineapple Company, Inc
         (Name of Registrant as Specified in Its Charter)
   _____________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

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March 28, 1997





To Our Stockholders:

     At our annual meeting on May 2, 1997, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

     We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting you can then vote in person, if you wish.

For the Board of Directors,



/S/ MARY C. SANFORD
Mary C. Sanford
Chairman


               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MAY 2, 1997





TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

     The Annual Meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Friday, May 2, 1997 at 9:00 a.m. in the Corporate Office courtyard, 120 Kane Street,
Kahului, Hawaii, for the following purposes:

1. To elect two Class One Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for fiscal year 1997 and thereafter until its successor is duly elected; and

3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     The close of business on March 7, 1997 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE
MEETING.  IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.

     Stockholders are cordially invited to attend the meeting in person.

     Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Dated:  March 28, 1997
               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                         March 28, 1997

                         PROXY STATEMENT



     This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

     The person giving the proxy may revoke it at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.


               VOTING SECURITIES AND RIGHT TO VOTE

     Holders of record of shares of Common Stock of the Company at the close of business on March 7, 1997 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 1997 and at any and all postponements or adjournments thereof.

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 7, 1997 was 1,797,125.

     If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. In connection with the election of directors, a vote to withhold authority will have the effect of a negative vote.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of February 27, 1997 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management."

                                        Number         Percent
     Name and Address                   of Shares      of Class

The J. Walter Cameron Family Group      673,642(1)(4)       37.5%
P. O. Box 187
Kahului, Hawaii 96733

Maui Publishing Company, Ltd.           105,939(4)           5.9%
P. O. Box 550
Wailuku, Hawaii 96793

Cameron Family Partnership               99,776(1)           5.6%
P. O. Box 187
Kahului, Hawaii 96733

Harry Weinberg Family Foundation, Inc.  667,445(2)          37.1%
101 West Mount Royal Avenue
Baltimore, Maryland 21201

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust        139,941(3)           7.8%
c/o Hawaiian Trust Co., Ltd., Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1) The J. Walter Cameron Family holdings include 150,341 shares owned by Mary C. Sanford; 42,551 shares owned by Claire C. Sanford; 43,050 shares owned by Jared B. H. Sanford; 58,686 shares owned by Richard H. Cameron, his spouse and minor children (includes 1,364 shares allocated as of December 31, 1995 to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 58,300 shares owned by Douglas B. Cameron; 4,500 shares owned by Joseph W. Hartley, Jr.; 39,029 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 51,110 shares owned by the Colin C. Cameron Trust, of which Richard H. Cameron, Margaret A. C. Alvidrez, Douglas B. Cameron, Frances E. C. Ort and Hawaiian Trust Company, Ltd. are co-trustees; 99,776 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 20,360 shares owned by the J. Walter Cameron Trust, of which Mary C. Sanford, Richard H. Cameron, Margaret A. C. Alvidrez, Claire C. Sanford and Hawaiian Trust Company, Ltd. are co-trustees; 105,939 shares owned by Maui Publishing Company, Ltd., of which Richard H. Cameron is an officer and director and Mary C. Sanford is an officer, director and shareholder (see Note (4) below). Voting and investment decisions with respect to shares held by the foregoing trusts with three or more trustees and shares held by the Cameron Family Partnership generally require approval of a majority of the trustees or general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Alvidrez has disclaimed sole or shared voting or dispositive power with respect to shares held by the trusts of which she is one of the trustees. Mrs. Ort has disclaimed sole or shared voting power and sole dispositive power with respect to the shares held by the partnership of which she is a general partner. Except as indicated above, share ownership figures for the J. Walter Cameron Family Group exclude shares owned by the Company's ESOP (see Note (3) below).

(2) The Harry Weinberg Family Foundation, Inc., a charitable foundation, owns 667,445 shares. The directors are Darrell D. Friedman, Zanvyl Krieger,
     Alfred Coplan, Richard Pearlstone, Suzanne F. Cohen,
     Samuel K. Himmelrich, Sr., Nathan Weinberg, David
     Weinberg, Bernard Siegel, Toba Grant and Mortimer
     Caplin.  The Company's records currently show that 300
     Corporation (a corporation formerly owned by Harry
     Weinberg) owns 50,672 shares and Irene Weinberg owns
     150 shares.  The Company has been advised by the Harry
     Weinberg Family Foundation, Inc. that it does not control, is not controlled by and does not act in concert with that entity or individual.

(3) Gary L. Gifford, President of the Company, Paul J. Meyer, Douglas R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, are members of the Administrative Committee of the Company's ESOP which was adopted by the Company on December 27, 1978. The ESOP requires the Trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account and to vote the allocated shares and a corresponding portion of any unallocated shares accordingly. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.

(4)  Maui Publishing Company, Ltd. owns 105,939 shares.
     Richard H. Cameron is an officer and director and Mary
     C. Sanford is an officer, director and shareholder of Maui Publishing Company, Ltd. The shares are included in the holdings of the J. Walter Cameron Family Group
     (see Note (1) above).


Security Ownership of Management

     The following table sets forth information as of February 27, 1997 with respect to the Company's voting Common Stock beneficially owned by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below).

                                          Number
                                        of Shares
                                        Beneficially   Percent
                                          Owned        of Class

Mary C. Sanford                         415,445(1)     18.1%
Richard H. Cameron                      335,871(2)     17.4%
Gary L. Gifford                           1,237(3)      0.07%
Paul J. Meyer                             2,051(3)      0.1%
Douglas R. Schenk                         1,843(3)      0.1%
Donald A. Young                           2,488(3)      0.1%
Warren A. Suzuki                            412(3)      0.02%
Scott A. Crockford                          237(3)      0.01%
Peter D. Baldwin                            100         0.01%
Samuel K. Himmelrich, Sr.                    --           --
Randolph G. Moore                         1,000         0.06%
Fred E. Trotter III                          --           --
Andrew T. F. Ing, non-voting
     Director Emeritus                      200         0.01%
All directors, nominees
     and executive officers
     as a group (13)                    683,210(4)     40.5%


(1) Mary C. Sanford, the aunt of Richard H. Cameron, owns of record 150,341 shares and beneficially 265,104 shares (see
     Note (1) regarding the J. Walter Cameron Family Group in the preceding table). She is a Class Three Director (see
     "Election of Directors" below).

(2) Richard H. Cameron, the nephew of Mary C. Sanford, owns of record 55,522 shares and beneficially 280,349 shares (see Note (1) regarding the J. Walter Cameron Family Group in the preceding table). Included are 1,364 shares allocated to him as a participant in the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table). He is a Class Three Director (see "Election of Directors" below).


(3) Amounts include shares allocated to these executive officers as participants in the Company's ESOP: Gifford--1,232; Meyer--2,051; Schenk--1,343; Young--2,488; Suzuki-412;
     Crockford--237. (See Note (3) regarding the Company's ESOP in the preceding table.)

(4)  Includes 673,642 beneficially owned by the J. Walter
     Cameron Family Group, but does not include 139,941
     shares owned by the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon certain written representations, the Company did not identify any such required report that was not timely filed.


                      ELECTION OF DIRECTORS

     The By-Laws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors elected at the 1994 annual meeting whose term of office expires in 1997 ("Class One Directors"). The second class consists of the two directors elected at the 1995 annual meeting whose term of office expires in 1998 ("Class Two Directors").
The third class consists of the two directors elected at the 1996 annual meeting whose term of office expires in 1999 ("Class Three Directors").

     The Board recommends the election of the nominees listed below as Class One Directors to hold office for three years, until 2000, or until their successors are elected and qualified. If at the time of the 1997 annual meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

     The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class One Directors.

     Hawaii law requires that at least one of the directors of the Company be a resident of the State of Hawaii. All of the Board's nominees for Class One Directors and all Class Three and one of the Class Two Directors are Hawaii residents. Under the Company's By-Laws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution, including "Director Emeritus."

     In 1993 Andrew T. F. Ing was elected a Director Emeritus of the Company in recognition of his long and dedicated service. As Director Emeritus, he is eligible to attend all meetings of the Board of Directors and to have his fees and expenses paid, but he is not eligible to vote and is not counted as part of the quorum at any meeting.

     The following section indicates the principal occupation or employment of each director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

Class One Directors--Nominees to be elected in 1997 for a three-year term:

Randolph G. Moore, 58, is Chief Executive Officer of Kaneohe Ranch, a manager of family trusts in Kailua, Hawaii. He is also Executive Vice President of the H.K.L. Castle Foundation, a charitable family foundation in Kailua, Hawaii. Mr. Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 - 1989. Mr. Moore is a Director of Grove Farm Company, Inc., Hawaii Stevedores, Inc., Hawaii Strategic Development Corp. and the Land Use Research Foundation. He is Chairman of the Board and a Trustee of The Oceanic Institute. Mr. Moore also serves on the boards of a number of community organizations. He has been a director of the Company since 1994. Mr. Moore has extensive experience in property management and development in Hawaii.

Fred E. Trotter III, 66, is President of F. E. Trotter Inc., a business consulting firm in Honolulu, Hawaii. He was a Trustee for The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 - 1991. Mr. Trotter is a Director of Bancorp Hawaii, Inc., Bank of Hawaii, Bancorp Leasing, Inc., Longs Drug Stores and Kikialoa Land Co. Mr. Trotter also serves on the boards of the Rehabilitation Hospital of the Pacific, the Kahuku Community Hospital, and a number of other community organizations. He has been a director of the Company since 1992. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii.

Class Two Directors--Term expires in 1998:

Peter D. Baldwin, 59, is President of Baldwin Pacific Corporation, a diversified food distribution, processing and packaging company in Kahului, Hawaii. He is also President of Baldwin Pacific Properties, Inc., a real estate development company in Kahului, Hawaii. He is President and Director of Haleakala Ranch Company, and a Director of Bishop Insurance Agency of Hawaii, Inc., Bancorp Hawaii, Inc., Bank of Hawaii, Haleakala Properties, Inc. and Orchards Hawaii, Inc. He has been a director of the Company since 1972. Mr. Baldwin did not serve as a director from 1979 to 1980.

Samuel K. Himmelrich, Sr., 66, is Chairman of the Board of Inland Leidy, Inc., a chemical distribution company in Baltimore, Maryland. He is also a general partner of Eutaw Property Enterprise, a real estate development company in Baltimore, Maryland. Mr. Himmelrich is a Director of the Harry Weinberg Family Foundation, Inc., The Associated Jewish Community Federation of Baltimore and various community organizations. He has been a director of the Company since July of 1996, when he was appointed by the Board to fill the vacancy caused by the resignation of Joseph W. Hartley, Jr.

Mr. Himmelrich was appointed to the Company's Board of Directors at the request of the Harry Weinberg Family Foundation, Inc. (the "Foundation"), a public charitable foundation that owns 37.1% of the Company's outstanding stock. In connection with that appointment, the Foundation entered into certain understandings with Mary Cameron Sanford, whose family owns approximately 37.5% of the Company's stock, and with the Company's Board of Directors. Those understandings, which are subject to various conditions and exceptions, included agreements that while the Foundation's representative serves on the Board, prior to April 1, 1998, the Foundation will not without the Board's approval acquire additional stock of the Company or solicit proxies with respect to the Company's stock or enter into agreements concerning voting of the Company's stock or participate in a group for the purpose of acquiring, holding or disposing in the Company's stock, or until mailing of the Company's proxy statement for its 1998 annual meeting seek any additional Board seats (except in connection with any increase in board size) or assist other parties in an effort to affect the size or membership of the Company's Board.

Class Three Directors--Term expires in 1999:

Mary C. Sanford, 66, is Chairman of the Board and President of Maui Publishing Company, Ltd., a newspaper publishing company, in Wailuku, Hawaii, and Chairman of the Board of Maui Land & Pineapple Company, Inc. Mrs. Sanford was Publisher of Maui Publishing Company, Ltd. from 1985 to 1995. She is a Director of Haleakala Ranch Company and of various community organizations. She has been a director of the Company since 1972. Mrs. Sanford did not serve as a director from 1979 to 1981.


Richard H. Cameron, 42, is Publisher of Maui Publishing Company, Ltd., a newspaper publishing company, in Wailuku, Hawaii, and Vice Chairman of the Board of Maui Land & Pineapple Company, Inc. He was Vice President/Property Management of Maui land & Pineapple Company, Inc. from 1990 to 1995. Mr. Cameron is a Director of Haleakala Ranch Company, Triple C Investment Corp., and various community organizations. He has been a director of the Company since 1984.

Certain Transactions

See "Compensation Committee Interlocks and Insider
Participation."


Directors' Meetings and Committees

     The Board of Directors held five meetings in 1996. It has two standing committees, the Audit Committee and the Compensation
Committee. Each committee held one meeting in 1996. The Board has no Nominating Committee.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting and reviews the work of the independent auditors. The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of both committees are Peter D. Baldwin, Richard H. Cameron, Samuel
K. Himmelrich, Sr., Andrew T. F. Ing, Randolph G. Moore (Chairman, Audit Committee), Mary C. Sanford and Fred E. Trotter III (Chairman, Compensation Committee).

     Directors, including Directors Emeritus, receive an attendance fee of $500 for each regular Board meeting attended. Directors, including Directors Emeritus, also receive an annual fee of $10,000. The Chairman of the Board receives an annual fee of $20,000. Directors who are employees of the Company or its subsidiaries are not eligible to receive Board meeting attendance fees or an annual fee. Audit Committee and Compensation Committee meetings normally are held on the same day and committee members receive an attendance fee of $500 for attending both meetings. If an Audit Committee or Compensation Committee meeting is held individually on a single day, committee members still receive a $500 attendance fee.
                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers.

Summary Compensation Table

                              Annual Compensation

                                                       All
    Name and                                           Other
Principal Position            Year      Salary    Compensation
                                                       (4)

Gary L. Gifford (1)           1996      $342,173       $37,858
President & Chief Executive   1995       289,467        37,645
     Officer                  1994       188,194        37,537

Paul J. Meyer                 1996       218,115        31,571
Executive Vice                1995       200,272        31,181
  President/Finance           1994       175,860        31,304

Douglas R. Schenk             1996       199,930        10,982
Executive Vice                1995       178,980        10,635
  President/Pineapple         1994       145,800        10,630

Donald A. Young (2)           1996       174,809        36,205
Executive Vice                1995       167,250        35,593
  President/Resort

Warren A. Suzuki (3)          1996       114,058        11,650
Vice President/               1995       101,965        11,552
  Land Management


(1) Mr. Gifford was appointed President and CEO of the Company as of April 1, 1995. This information includes compensation earned by Mr. Gifford as Executive Vice President/Resort of the Company.
(2) Mr. Young became an executive officer of the Company in April of 1995. This information includes compensation earned by Mr. Young in 1995 as an officer of a subsidiary of the Company.
(3) Mr. Suzuki became an executive officer of the Company in October of 1995. This information includes compensation earned by Mr. Suzuki in 1995 as an officer of a subsidiary of the Company.
(4) Represents imputed income related to excess group life coverage and the Executive Supplemental Insurance Plan ("ESIP"). It also includes the value of shares allocated to the executive (participant) in the Employee Stock Ownership Plan ("ESOP") and the annual increase in value of ESIP benefits payable after retirement.



Details of "All Other Compensation" for 1996 are as follows:


               Life
              Insurance    ESOP         ESIP       Total

                              (a)

Gifford          $1,789    $1,022       $35,047   $37,858
Meyer             1,507       652        29,412    31,571
Schenk              695       597         9,690    10,982
Young             1,279       522        34,404    36,205
Suzuki              392       341        10,917    11,650

          (a) Allocation to an ESOP participant's account is related to compensation levels. The values shown are the estimated shares to be allocated to the designated individual's account as of December 31, 1996 valued at $47 per share.


Executive Supplemental Insurance Plan

     The Board adopted an Executive Supplemental Insurance Plan ("ESIP") in 1979 which covers certain management personnel approved by the Board. Currently 14 employees are covered. The Plan provides for benefits which supplement the Group Life Insurance Program and the Company's Retirement Plan. The program is designed to make the Company more competitive in its efforts to attract, motivate and retain quality executive talent.

     The Company purchased individual life insurance policies on the participants. Premium payments are in large part offset by borrowing against the cash values of the policies. The Plan is unfunded and is designed such that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company's share of the policy proceeds will cover all its payments.

     In 1991 the Plan was amended to include a provision such that benefits under this plan begin to vest after five years of participation in the program. The benefit is 100% vested when the participant reaches age 62. Upon retirement, the participant may elect to continue the life insurance benefit or to begin receiving the benefit in the form of monthly payments payable for ten years. If the participant's employment is terminated prior to retirement, any vested benefit is payable in the form of monthly installments commencing at age 62.

     This Plan is an endorsement program in which the Company endorses part of the insurance benefit to the beneficiary of the participant. "Life Insurance" in the "All Other Compensation" table includes the insurance value of the benefit for each named executive officer in accordance with Internal Revenue Service Table PS-58.


Pension Plan

     The Company has a non-contributory, defined benefit pension plan that covers all regular non-bargaining unit employees, including the executive officers. Participation begins after completion of one year of continuous service. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65, with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service.

     The Company has a Supplemental Executive Retirement Program
(SERP) covering highly paid employees. The provisions are the same as the defined benefit pension plan that covers all regular non-bargaining unit employees, except that benefits are determined as follows: When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($120,000 in 1996) or (2) the maximum compensation limitation ($150,000 in 1996), the SERP provides a benefit to make up the difference.

     The following tables show the estimated benefits in the single life annuity form at normal retirement age to persons in specified remuneration and years-of-service classifications.


  ESTIMATED CREDITED YEARS OF SERVICE AND COVERED COMPENSATION
                           on 12/31/96

                                                  Covered
        Individual            Years          Compensation

     Gary L. Gifford           8.3           $342,173
     Paul J. Meyer            11.8            218,115
     Douglas R. Schenk        19.3            199,930
     Donald A. Young          17.5            174,809
     Warren A. Suzuki          7.1            114,058


  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
          AND SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


Final
5-Year                   Years of Service at Age 65
Average
Annual
Salary            15        20        25        30         35

$ 75,000       $14,559   $ 19,411  $ 24,264  $ 29,117  $ 32,349
 100,000        20,184     26,911    33,639    40,367    44,848
 125,000        25,809     34,411    43,014    51,617    57,347
 150,000        31,434     41,911    52,389    62,867    69,845
 175,000        37,059     49,411    61,764    74,117    82,344
 200,000        42,684     56,911    71,139    85,367    94,843
 225,000        48,309     64,411    80,514    96,617   107,342
 250,000        53,934     71,911    89,889   107,867   119,840
 275,000        59,559     79,411    99,264   119,117   132,339
 300,000        65,184     86,911    108,639  130,367   144,838
 325,000        70,809     94,411   118,014   141,617   157,337
 350,000        76,434    101,911   127,389   152,867   169,835
 375,000        82,059    109,411   136,764   164,117   182,334
 400,000        87,684    116,911   146,139   175,367   194,833
 425,000        93,309    124,411   155,514   186,617   207,332

Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee principally administers executive compensation as part of the Company's overall salary system which covers all non-bargaining unit employees. The philosophy of this salary system is to reward good judgment and to be internally fair and externally competitive. The Committee's philosophy with regard to executive compensation is to provide a competitive pay system to attract, retain and motivate executives. The Committee is assisted from time to time by an independent management consultant which advises the Committee on compensation matters.

     Executive compensation is primarily comprised of base salary. Salary midpoints have been provided by an independent management consultant with reevaluations as conditions warrant. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P Food group referred to in the Shareholder Return Performance Graph on page
13. The CEO recommends salary adjustments to the Committee for executives who report to him based on his qualitative judgment as to overall job performance, salary midpoints, where the executive's compensation stands relative to the midpoint and the Company's overall budget for salaries. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. The Committee approves a salary adjustment for the CEO based on its qualitative judgment as to his job performance and within the same midpoint guidelines which are used throughout the Company.

     In February 1996, after reevaluation by an independent management consultant, the salary midpoints for all executive officers of the Company were increased by 2%. The 2% recommended midpoint increase was based on estimates of 1995 CPI, which ranged from 2% to 2.5%. The salary midpoints provided were not adjusted to reflect the fact that the companies from which the salary data were derived generally provide compensation arrangements with significant bonus opportunities that are not presently available to the Company's executive officers.

     Salary increases for the executive officers, excluding the CEO, ranging from 4.5% to 12.4% were recommended to the Committee by CEO Gary L. Gifford.

     The Committee consulted with Mr. Gifford in connection with his recommendations and reviewed the Company's forecast of financial performance for 1996. The Committee exercised its subjective judgment that sufficient progress had been made toward improving the Company's financial strength to continue addressing the competitive concern that key officers' compensation had fallen below market. Based upon these discussions and reviews, the salary midpoint data and the Committee's qualitative judgment as to the relative value of each executive's performance, the recommended salary increases for executive officers were approved. For all executives, except Mr. Meyer, the salary increase approved continued to be below the midpoint comparables.

     The Committee approved a salary increase of 4.5% to $345,000 for Mr. Gifford. As with the other executive officers, the salary increase for Mr. Gifford was not based upon any specific corporate performance criteria. Mr. Gifford's salary was approved by the Committee based on the midpoint salary information provided and the Committee's qualitative judgment as to his overall job performance.

     Other aspects of executive compensation are described on pages 9 to 11. In 1996 there were no new items added to or changes made to such other compensation.

Compensation Committee:

     Fred E. Trotter (Chairman)         Andrew T. F. Ing
     Peter D. Baldwin                   Randolph G. Moore
     Richard H. Cameron (as of 3/1/96)  Mary C. Sanford
     Samuel K. Himmelrich, Sr. (as of 11/1/96)

Shareholder Return Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc.
common stock against the cumulative total return of the S&P 500
Index and the S&P 500 Food Group.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

          [SEE APPENDIX FOR GRAPH POINTS]

          * $100 invested on December 31, 1991 in common stock of Maui Land & Pineapple Company, Inc., S&P
          500 Index and S&P Food Group.


Compensation Committee Interlocks and Insider Participation

     Committee member Mary C. Sanford is the aunt of Richard H. Cameron. Mr. Cameron was an executive officer of the Company until his resignation, which was effective on October 15, 1995. On March 1, 1996, Mr. Cameron was appointed to the Compensation Committee.

     No other member of the Compensation Committee (which includes all members of the Board) was formerly an officer or employee of the Company or any of its subsidiaries.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $14,626. The lease is due to expire on March 31, 1998. Richard
H. Cameron is Vice President of Haleakala Ranch Company; he and Mary C. Sanford are directors. Committee member Peter D. Baldwin is President, a major stockholder and a director of Haleakala Ranch Company.



                       ELECTION OF AUDITOR

     The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 1997 and thereafter until its successor is duly elected.

     A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised orally at the meeting or submitted in writing by shareholders.


                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters and discretionary authority to do so is included in the proxy.


                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, telegram or mail by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


            FINAL DATE FOR PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Company's 1998 annual meeting must be received by the Company at its principal executive office no later than December 4, 1997.


                       PROXY INSTRUCTIONS

     A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.


BY ORDER OF THE BOARD OF DIRECTORS


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
March 28, 1997



APPENDIX


The graphic image on page == of this document has the following graph points:

                                                  S&P
                    ML&P           S&P            FOOD
                    ====           ===            ====


1991                100            100            100
1992                 95            108             89
1993                 84            118             88
1994                 40            120             93
1995                 37            165            118
1996                 37            203            138

                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING
--MAY 2, 1997


     The undersigned hereby makes, constitutes and appoints GARY
L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA or any one of them as attorneys and proxies of the undersigned, with full power of substitution for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 9:00 a.m. on Friday, May 2, 1997, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class One Directors to serve for a three-year term or until their successors have been elected and qualified: RANDOLPH G. MOORE AND FRED E.
     TROTTER III.

          FOR                 WITHHOLD AUTHORITY FOR ALL

               Withhold authority to vote for (to withhold authority for only one individual, write the candidate's name in the space provided):





2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 1997 and thereafter until its successor is duly elected.

               FOR                 AGAINST             ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:                                   , 1997

Please sign EXACTLY as name(s) appears at left:







If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.